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                                                                    EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Patron Systems, Inc.
Chicago, Illinois

We have issued our report dated March 29, 2003 accompanying the financial statements included in the Annual Report of Patron Systems, Inc. on Form 10-KSB for the period ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statement of Patron Systems, Inc. on Form S-8, to be filed on or about April 2, 2003, and the use of our name as it appears under the caption "Experts."


GRANT THORTON, LLP

Vienna, Virginia
April 2, 2003